UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      March 18, 2013

 FUEL DOCTOR HOLDINGS, INC.

Delaware	333-161052	20-2274999
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

23961 Craftsman Road #L

Calabasas, California 91302

(Address of Principal Executive Offices)

(818) 224-5678

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement.

Fuel Doctor Holdings, Inc. (the “Company”), is in default of the security agreement it entered into with Nationwide Automated Systems, Inc. (“Nationwide”).  The Company has been presented with a Notice of Proposal to Accept Collateral (the “Proposal”) from Nationwide in full satisfaction of the Company’s obligations.  The Company has received the consent from the Company’s other secured creditor, Bibby Financial Services (CA), Inc. to consummate the Proposal.  On March 18, 2013, the Board of Directors authorized the Company to accept the Proposal from Nationwide and directed the Company to agree to the Proposal.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 18, 2013, Mark Soffa, Chief Executive Officer of Fuel Doctor Holdings, Inc., a Delaware corporation (the “Company”), resigned from his positions as an officer and director of the Company, effective March 19, 2013.

Mr. Soffa’s resignation was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events

In light of its inability to raise additional capital, the Board of Directors of Fuel Doctor Holdings, Inc. (the "Company") resolved in a board resolution dated February 22, 2013 that on or around March 18 the Company will file a Form 15 (Certification and Notice of Termination of Registration) with the United States Securities and Exchange Commission (the "SEC") to voluntarily terminate its reporting obligations under the Securities Exchange Act of 1934.  Although the Company is classified as a voluntary filer with the SEC, it has deemed that it is in the best interest of the Company to file the Form 15 for public disclosure.

The Form 15 will become effective 90 days after filing if there are no objections from the SEC or such shorter period as the SEC may determine. The Company's SEC reporting obligations, including the obligations to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, will be immediately suspended upon the filing of the Form 15, unless the SEC denies the effectiveness of Form 15, in which case the Company is required to file all the reports within 60 days of such denial.

The Company expects that, as a result of the Form 15 filing, its common stock will be removed from trading on the OTCQB. Shares are anticipated being available for trading on the OTC Pink Sheets, although there can no assurances that any trading market for the Company's securities will exist after the Company has filed the Form 15, and the liquidity of such trading market may be very limited.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

FUEL DOCTOR HOLDINGS, INC.

By:

  /s/ Mark Soffa

Mark Soffa

Chief Executive Officer

Dated:  March 19, 2013